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            SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C.  20549



                          Form S-8

                    REGISTRATION STATEMENT

                            Under

                  THE SECURITIES ACT OF 1933


                       SCANA Corporation
 (Exact name of registrant as specified in its charter)


                         South Carolina
(State or other jurisdiction of incorporation or organization)


                           57-0784499
             (I.R.S. employer identification number)


1426 Main Street, Columbia, South Carolina            29201
(Address of principal executive offices)            (Zip code)


           SCANA Corporation Stock Purchase-Savings Plan
                     (Full title of the plan)


                          H. Thomas Arthur
              General Counsel and Assistant Secretary
                         SCANA Corporation
         1426 Main Street, Columbia, South Carolina  29201
                (Name and address of agent for service)

                            (803) 376-8547
  (Telephone number, including area code, of agent for service)

                              Copy To:

                         Elizabeth B. Anders
                        McNair Law Firm, P.A.
                         1301 Gervais Street
                             17th Floor
                         Columbia, SC  29201
                           (803) 799-9800
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                       CALCULATION OF REGISTRATION FEE

                                  Proposed      Proposed
   Title of                       maximum       maximum
  securities         Amount       offering      aggregate      Amount of
    to be            to be        price per     offering      registration
 registered(1)     registered     share(2)      price(2)        fee(2)

Common Stock,
no par value    3,000,000 shares  $28.5938     $85,781,400      $25,306




(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices for the Common Stock of SCANA Corporation (the "Company") as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System on January 21, 1998.

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                                Part II

Item 3.  Incorporation Of Documents By Reference

     This Registration Statement on Form S-8 hereby incorporates the following documents which are not presented herein:

     1) Annual Report of the Company on Form 10-K for the year ended December 31, 1996.
     2) Annual Report of the Company's Stock Purchase-Savings Plan (the "Plan") for the year ended December 31, 1996 as filed on Form 10-K/A.
     3) Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.
     4) The Registration Statement for Common Stock of the
        Company under the Exchange Act on Form 8-B dated
        November 6, 1984, as amended.
     5) Description of Common Stock of the Company as set forth in Registration Statement No. 33-62421.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         Not Applicable

Item 5.  Interests of Named Experts and Counsel.

     At December 31, 1997, H. Thomas Arthur, Esquire, who is General Counsel and Assistant Secretary, and a full-time employee of the Company, owned beneficially 5,749 shares of the Company's Common Stock, including shares acquired by the trustee under the Plan by use of contributions made by Mr. Arthur and earnings thereon, and including shares purchased by the trustee by use of Company contributions and earnings thereon.



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Item 6. Indemnification of Directors and Officers

     The South Carolina Business Corporation Act of 1988 permits, and the Registrant's By-Laws require, indemnification of the Registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under Sections 33-8-510, 33-8-550 and 33-8-560 of the South Carolina Business Corporation Act of 1988, a South Carolina corporation is authorized generally to indemnify its directors and officers in civil or criminal actions if they acted in good faith and reasonably believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant's By-Laws require indemnification of directors and officers with respect to expenses actually and necessarily incurred by them in connection with the defense or settlement of any action, suit or proceeding in which they are made parties by reason of having been a director or officer, except in relation to matters as to which they shall be adjudged to be liable for willful misconduct in the performance of duty and to such matters as shall be settled by agreement predicated on the existence of such liability. In addition, the Registrant carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. The Registrant's Restated Articles of Incorporation provide that no director of the corporation shall be liable to the corporation or its shareholders for monetary damages for breach of his fiduciary duty as a director occurring after April 26, 1989, except for (i) any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) certain unlawful distributions or (iv) any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.
        Not Applicable

Item 8. Exhibits

     Exhibits required to be filed with this Registration Statement are listed in the Exhibit Index following the signature pages. Certain of such exhibits which have heretofore been filed with the Securities and Exchange Commission and which are designated by reference to their exhibit numbers in prior filings are hereby incorporated herein by reference and made a part hereof. The Registrant undertakes to submit the Plan, and any future amendments thereto, to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to continue to qualify the Plan.

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (A) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

           (B) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and


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           (C) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that clauses (1)(A) and (1)(B) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on this 26rd day of January 1998.

(REGISTRANT)                     SCANA Corporation



By:                              s/W. B. Timmerman
(Name & Title):                  W. B. Timmerman, Chairman of the
                                 Board, Chief Executive Officer,
                                 President and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

  (i) Principal executive officer:


By:                              s/W. B. Timmerman
(Name & Title):                  W. B. Timmerman Chairman of the
                                 Board, Chief Executive Officer,
                                 President and Director
Date:                            January 26, 1998

 (ii) Principal financial and accounting officer:


By:                              s/K. B. Marsh
(Name & Title):                  K. B. Marsh, Vice President -
                                 Finance, Chief Financial Officer
                                 and Controller
Date:                            January 26, 1998

(iii) Other Directors:

* B. L. Amick, J. A. Bennett, W. B. Bookhart, Jr., W. T. Cassels, Jr.,
H. M. Chapman, E. T. Freeman, L. M. Gressette, Jr., W. Hayne Hipp, F. C. McMaster, L. M. Miller,
J. B. Rhodes, M. K. Sloan

* Signed on behalf of each of these persons:


    s/K. B. Marsh
    K. B. Marsh
    (Attorney-in-Fact)

     None




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     The Plan.  Pursuant to the requirements of the Securities Act of
1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on January 26, 1998.


(PLAN)     SCANA Corporation Stock
           Purchase-Savings Plan



By:  (Signature and Title)                   s/K. B. Marsh
                                             K. B. Marsh
                                             Chairman of the SCANA
                                             Corporation Stock
                                             Purchase-Savings Plan
                                             Committee




                                             s/T. E. Boone, III
                                             T. E. Boone, III
                                             Member of the SCANA
                                             Corporation Stock
                                             Purchase-Savings Plan
                                             Committee



                                             s/L. E. Cope
                                             L. E. Cope
                                             Member of the SCANA
                                             Corporation Stock
                                             Purchase-Savings Plan
                                             Committee


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                             EXHIBIT INDEX


                                                              Sequentially
                                                                Numbered
                                                                 Pages
  Number

     4.  Instruments Defining the Rights of Security
         Holders, Including Indentures

         4.1  Restated Articles of Incorporation of SCANA
              Corporation as adopted on April 26, 1989
              (Exhibit 3-A to Registration Statement No.
              33-49145)...........................................    #

         4.2  Copy of By-Laws of SCANA Corporation as
              revised and amended on June 18, 1996
              (Exhibit 4-B to Registration Statement No.
              333-18149)..........................................    #

         4.3  SCANA Corporation Stock Purchase-Savings
              Plan (As amended and restated from January 1, 1989
              to and as of January 1, 1997) (Filed herewith)......    9

         4.4  Trustee Agreement SCANA Corporation Stock
              Purchase-Savings Plan (Dated December 16,
              1991) (Filed as Exhibit 4-4.4 to Registration
              Statement No. 33-56923).............................    #

     5.  Opinion Re Legality (Filed herewith).....................   71
    15.  Letter Re Unaudited Interim Financial
         Information
         Not applicable

    23.  Consents of Experts and Counsel

         (a) Consent of Deloitte & Touche LLP (Filed herewith)....   72
         (b) Consent of H. Thomas Arthur (Included in his opinion in Exhibit 5)

    24.  Power of Attorney (Filed herewith).......................   73

    99.  Additional Exhibits
         Not applicable


# Incorporated herein by reference as indicated.



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